Exhibit 23

Consent of Independent Registered Public Accounting Firm

American Vanguard Corporation

Newport Beach, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-125813, 333-102381, 333-76218, and 333-64220) of American Vanguard Corporation of our reports dated March 16, 2023, relating to the consolidated financial statements and schedule, and the effectiveness of American Vanguard Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 16, 2023